EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-155041) and Form S-8 (Nos. 033-54583, 033-63273, 333-58039, 333-66415, 333-49014, 333-49016, 333-69724, 333-69726, 333-100342, 333-111214, 333-147882 and 333-158216) of Dell Inc. of our report dated March 15, 2011 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Austin, Texas
March 15, 2011